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                                                                   EXHIBIT 10.52


                             DECORA INDUSTRIES, INC.

                            EXECUTIVE INCENTIVE PLAN


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                             DECORA INDUSTRIES, INC.

                            EXECUTIVE INCENTIVE PLAN



1.   PURPOSE

     A. Decora Industries, Inc. Executive Incentive Plan is designed to support the Company's compensation philosophy of rewarding employees who, through superior individual and team efforts, contribute to the achievement of the Company's business objectives.

     B.   This Plan is designed to:

          -    Focus on achievement of Company financial objectives.

          - Motivate employees to plan and control operations and expenses which contribute to the achievement of Company objectives.

          -    Build teamwork and strengthen group performance.

          - Recognize superior performance by rewarding individual and group efforts.

          - Provide incentive opportunities which when combined with a sound base salary program ensures that the Company effectively competes in recruiting and retaining qualified personnel.

2.   PARTICIPATION

          Participation in the Plan is limited to the following executives
               Chairman and Chief Executive Officer President of Decora Inc. Executive Vice President for Administration and Finance

3.   INCENTIVE OPPORTUNITY

     The incentive opportunity is defined as a percentage of the individual's base salary earned during the fiscal year. The incentive opportunity for the participants is:

          Chairman and Chief Executive Officer                          100%
          President of Decora Inc.                                       75%
          Executive Vice President for Administration and Finance        75%

4.   COMPANY FINANCIAL OBJECTIVES AND AWARD PAYOUT

     A. At the beginning of each fiscal year, financial objectives will be established.


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     B.   Incentive payments are based on the level of Operating Profit/EBITDA achievement:

          Chairman and Chief Executive Officer                 100% Corporate Performance
          President, Decora Inc.                               60% on North American Performance
                                                               15% on Corporate Performance
          Executive Vice President Administration              75% Corporate Performance

5.   PAYMENT CALCULATION

          Incentive amounts will be calculated by determining the actual Operating Profit/EBITDA versus the target specified in the Annual Operating Plan. Each percentage point variance in performance impacts the payment by 2% points.
          o The maximum payment will be based upon achievement of 120% of the target.
          o The minimum payment will be based upon a threshold achievement of 80% of target.

6.   ADMINISTRATION

     A. The following are administrative guidelines for the DECORA INDUSTRIES, INC. Incentive Plan:

          1. The Compensation Committee will administer the Plan, and has final approval of the provisions and administration of the Plan.

          2. Individual award amounts will be determined following the fiscal year closeout and plan payments will be made as soon as practicable thereafter.

          3. Incentive Targets are based on actual base compensation received during the fiscal year, i.e., exclusive of bonus moneys (sales bonus, hiring bonus, etc.), relocation moneys or allowances, and benefits moneys (except vacation and holiday pay). All awards will be paid by check.

          4. Any incentive payout under the terms of this Plan will be limited by any government regulations that are in effect at the time of incentive payout.

          5. Termination of employment of a participant prior to the close of the fiscal year shall result in forfeiture of incentive earnings, other than in case of death, disability, or retirement. In case of death, the participant's estate shall receive these payments. Payment, if any, shall be made at the regular times after the final financial results of the Company have been approved.

          6. A participant who terminates employment after the close of the fiscal year, but before incentive compensation is paid, shall receive an incentive payment per the terms of the Plan.

          7. The Incentive Plan is a one-year Plan only, and will be reviewed on a year-to-year basis and revised or canceled, as determined appropriate by the Compensation Committee.


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          8.   The Compensation Committee will approve bonus Awards Payout, as well as participation definitions, qualifications, percentages, and incentive targets. All changes, additions deletions, etc., to the Plan can only be made with prior approval from the Committee.

          9. The Compensation Committee retains the right to alter the Plan provisions at any time and for any reason.


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
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------------------------------

    DCI        %VS           North          %VS            % of        Nathan        Tim @      Earl @
                           American                    Incentive         @
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------
   EBITDA      Plan     Operating Inc       Plan      Opportunity        100%          75%           60%          15%       Total
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $37,800        120%          $22,800        120%            140%    $455,000      $194,250     $155,400      $38,850   $194,250
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $36,225        115%          $21,850        115%            130%    $422,500      $180,375     $144,300      $36,075   $180,375
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $34,650        110%          $20,900        110%            120%    $390,000      $166,500     $133,200      $33,300   $166,500
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $33,075        105%          $19,950        105%            110%    $357,500      $152,625     $122,100      $30,525   $152,625
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $31,500        100%          $19,000        100%            100%    $325,000      $138,750     $111,000      $27,750   $138,750
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $29,925         95%          $18,050         95%             90%    $292,500      $124,875      $99,900      $24,975   $124,875
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $28,350         90%          $17,100         90%             80%    $260,000      $111,000      $88,800      $22,200   $111,000
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $26,775         85%          $16,150         85%             70%    $227,500       $97,125      $77,700      $19,425    $97,125
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------

  $25,200         80%          $15,200         80%             60%    $195,000       $83,250      $66,600      $16,650     83,250
---------- ----------- ---------------- ----------- -------------- ------------- ------------- ------------ ------------ ----------